Exhibit 5.1

July 23, 2004

Auxilium Pharmaceuticals, Inc,

160 West Germantown Pike

Norristown, PA 19401

Re: Auxilium Pharmaceuticals, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Auxilium Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 2,980,713 shares of Common Stock, par value $0.01 per share (the “Shares”), of the Company issuable in connection with the Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan and the Auxilium Pharmaceuticals, Inc. 2004 Employee Stock Purchase Plan (collectively the “Plans”). In connection with this opinion letter, we have examined the Registration Statement and originals, or copies or copies certified or otherwise identified to our satisfaction, of the (a) Fourth Restated Certificate of Incorporation, as amended to date and as currently in effect, (b) Bylaws of the Company, as amended to date and as currently in effect, (c) the Plans and (d) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    Morgan, Lewis & Bockius LLP